UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Texas Precious Metals Trust
(Exact name of registrant as specified in its charter)
Delaware	(see below)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Three Main Street, Suite 215, Burlington, VT	05401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units of Y’all Street Physical Silver ETF, a series of the Registrant	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290493

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of Y’all Street Physical Silver ETF (the “Fund”), a series of the Registrant. The description of the units of the Fund set forth in the Texas Precious Metals Trust (the “Trust”) Registration Statement on Form S-1/A (File No. 333-290493) filed with the Securities and Exchange Commission on July 8, 2026, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

The Fund to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Y’all Street Physical Silver ETF	42-6766848

Item 2.         Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Texas Precious Metals Trust Form S-1/A Registration Statement, as amended (File No. 333-290493), filed with the Securities and Exchange Commission on July 8, 2026 (incorporated herein by reference).
2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to the Trust’s Registration Statement on Form S-1 (333-290494), filed on May 13, 2026.
3	Certificate of Trust of Texas Precious Metals Trust, incorporated by reference to Exhibit 3.2 to the Trust’s Registration Statement on Form S-1 (333-290493), filed on September 24, 2025.
4	Certificate of Amendment to Certificate of Trust, incorporated herein by reference to Exhibit 3.3 to the Trust’s Registration Statement on Form S-1 (333-290493), filed on September 24, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:         July 13, 2026

Texas Precious Metals Trust

By: Teucrium Asset Management, LLC,
as Sponsor

By: /s/ Sal Gilbertie___________
Sal Gilbertie

    President
Chief Executive Officer

    Chief Investment Officer

    Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1	Texas Precious Metals Trust Form S-1/A Registration Statement, as amended (File No. 333-290493), filed with the Securities and Exchange Commission on July 8, 2026 (incorporated herein by reference).
2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to the Trust’s Registration Statement on Form S-1 (333-290494), filed on May 13, 2026.
3	Certificate of Trust of Texas Precious Metals Trust, incorporated by reference to Exhibit 3.2 to the Trust’s Registration Statement on Form S-1 (333-290493), filed on September 24, 2025.
4	Certificate of Amendment to Certificate of Trust, incorporated herein by reference to Exhibit 3.3 to the Trust’s Registration Statement on Form S-1 (333-290493), filed on September 24, 2025.